                                                                       Exhibit 5


                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726



                                 October 6, 1997



LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York  10977


Dear Ladies and Gentlemen:

         We have acted as counsel for LeCroy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 95,181 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on October 6, 1997, all of which Shares will be issued pursuant to the terms of an Asset Purchase Agreement, dated as of October 3, 1997 (the "Asset Purchase Agreement"), between Preamble Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Preamble Instruments, Inc., an Oregon corporation ("Preamble Instruments"), and the stockholders of Preamble Instruments.

         As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

         In our examination, we have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

         We have also assumed that the Shares were issued and delivered or will be delivered, as the case may be, in accordance with the terms of the Asset Purchase Agreement. As to all matters of fact (including without limitation the value placed upon the assets acquired in consideration for the Shares pursuant to the Asset Purchase Agreement), we have relied entirely upon the determinations, representations and statements of the Company; and we have assumed, without independent inquiry, the accuracy of all such determinations, representations and statements.

         This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

LeCroy Corporation
October 6, 1997
Page 2

         Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              /s/ Bingham Dana LLP



                              BINGHAM DANA LLP